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                          BRIGGS & STRATTON CORPORATION

             Form 10-Q for Quarterly Period Ended December 27, 1998



                                Exhibit No. 10.2


                        AGREEMENT WITH EXECUTIVE OFFICER








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                                    AGREEMENT

                  This Agreement is made this 30th day of November, 1998, by and between Briggs & Stratton Corporation, a Wisconsin corporation (the "Employer") and M. D. Hamilton (the "Employee"). In consideration of the promises set forth herein, the parties hereto agree as follows:

                    1. Employment. Employer shall employ Employee from the date hereof until December 31, 2002, unless such employment shall be terminated earlier as specified herein. During the term specified in the preceding sentence, Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned immediately preceding the date hereof and the Employee's service shall be performed at the location where he was employed immediately preceding the date hereof or any office or location less than 35 miles from such location.

                  Employer may terminate Employee's employment at any time for any of the following causes:

                           (a) the continuing inability of the Employee, for a
                  period of at least 90 days, to perform and carry out his duties and responsibilities under this Agreement for any reason, including mental or physical disability. The determination of such inability shall be made in the sole discretion of the Board of Directors of the Employer;

                           (b) gross negligence or repeated neglect by Employee
                  in the performance of duties for Employer;

                           (c) material breach by Employee of the terms of this
                  Agreement; or

                           (d) death.

                    2. Salary. During the term specified in Section 1 hereof, Employer shall pay Employee a monthly salary of no less than $20,936.00, payable in semi-monthly installments, or at such other intervals as salary is paid to other senior executives of the Employer generally.

                    3. Other Compensation and Benefits. Except as specified in this Section 3 and Sections 4 and 5 hereof, Employee shall participate in such executive compensation structures and employee benefit plans as shall cover senior executives of the Employer generally and his participation and benefits (and the participation and benefits of any person claiming through his status as a participant) shall be governed by the terms and conditions of such structures and plans.

                  Effective with respect to stock option grants made during and after 1998, the number of stock options which shall be granted Employee shall be one-half of the number of options which would have been granted to him by application of the formula or other method of determination used by the Employer for the grant of options to other senior executives of the Employer at the time in question.


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                  For purposes of determining any cash bonus to which Employee may be entitled and the computation of which is a function of base salary, Employee's monthly base salary during the term covered hereby shall be deemed to be actual base salary, plus $2,510.00.

                    4. Supplemental Pension Benefits. If Employee's employment shall continue until December 31, 2002, he shall be entitled to a monthly pension benefit commencing January 1, 2003 equal to $20,833.33, which shall be payable in the form of a joint and 50% survivor annuity -- i.e., the monthly pension shall be $20,833.33 during Employee's lifetime, and should the spouse to whom he was legally married on December 31, 2002 survive him, she will be paid a monthly annuity for her life of $10,416.67. Such amounts shall include any amounts to which the Employee and such surviving spouse may be entitled under any qualified defined benefit pension plan maintained by the Employer and any unfunded supplemental defined benefit pension plan maintained by the Employer. To the extent that Employee is covered by a plan or plans described in the preceding sentence, he shall make all such elections and file all such papers as the Employer shall require so that benefits under such plans shall be payable in the form and at the time specified in the first sentence of this Section 4. To the extent that the benefits specified under this Section 4 exceed the benefits payable under such plans, any and all such benefits shall be an unfunded obligation of the Employer as to which the Employee and any person claiming through the Employee shall be merely a general unsecured creditor of the Employer; provided that the Company shall cause this benefit to be covered by the "rabbi" trust which it maintains with respect to other executive benefits.

                  If Employee's employment is terminated prior to December 31, 2002, under the rules of Section l.a. hereof, he shall be entitled to the benefits described in the first paragraph of this Section 4, commencing on the first day of the first calendar month commencing after the date that his employment is so terminated except that the number set forth in the schedule below, which corresponds to the date that his employment is so terminated, shall be substituted for $20,833.33 (and one-half of such number shall be substituted for $10,416.07).

         Date of Termination of Employment               Monthly Benefit Amount

         On or after December 31, 2001, but prior
         to December 31, 2002                                    $20,000.00

         On or after December 31, 2000, but prior
         to December 31, 2001                                    $19,166.67

         On or after December 31, 1999, but prior
         to December 31, 2000                                    $18,333.33


         Prior to December 31, 1999                              $16,666.67

                  5. Medical Coverage. If Employee's employment shall continue until December 31, 2002, he shall be entitled to purchase medical coverage for the period commencing on his separation from service and continuing until he reaches age 65 as though he were covered by the medical coverage continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for that entire period.
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                    6. Competition. As a condition to the receipt of the
         benefits described in Section 4 hereof which are in excess of the benefits which would otherwise be payable to Employee under any qualified defined benefit pension plan or unfunded supplemental defined benefit pension plan maintained by Employer and covering other senior executives of the Employer, Employee agrees to abide by the terms of this Section 6. For a period of 3 years after the Employee's separation from service with the Employer, Employee will not, directly or indirectly, own, manage, operate, control, be connected with the ownership, management, operation or control of any entity in the United States of America which competes with the Employer, or be employed by, perform service for, consult with or solicit business for any such entity. Employee agrees that the restrictions set forth in this Section 6 are fair and reasonable and are reasonably required for the protection of the Employer. Employer's sole remedy for Employee's breach of this Section 6 shall be to forever withhold from Employee, and any person claiming through Employee, any further payments described in the first clause of the first sentence of this Section 6.

                    7. Release. As a condition to the receipt of the benefits described in the first clause of the first sentence of Section 4 hereof, the Employee shall execute such release as the Employer shall specify.

                    8. Integration. This Agreement sets forth the entire agreement of the parties hereto, and it supersedes any and all prior agreements, contracts and understandings between the parties hereto, whether written or oral, with regard to the subject matter hereof, including without limitation, the two documents each entitled "Employment Agreement," one of which is dated February 19, 1990, and the other of which is dated January 30, 1998. This Agreement may be amended only in writing executed by the parties hereto.

                    9. Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin.

                   10. Binding Effect. The rights and obligations of the Employer hereunder shall inure to the benefit of and shall be binding upon the respective successors and assigns of Employer.

                   11. Non-waiver. The waiver by Employer of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the Employee.

                   12. Approval. This Agreement shall be subject to the approval of the Nominating, Compensation and Governance Committee of the Board of Directors of the Employer.

                   13. Headings. Headings are for convenience of reference only.


BRIGGS & STRATTON CORPORATION



By    /s/ C. B. Rogers, Jr.                       /s/ M. D. Hamilton
      ---------------------------------           ------------------------------
      C.B. Rogers, Jr., Chairman                  Michael D. Hamilton (Employee)
      Nominating, Compensation and
      Governance Committee